Exhibit 10.16

AGREEMENT

This Agreement (the "Agreement") is dated January 21, 2014 (the "Effective Date") and is made by and between Next Generation Energy Corp. (the "Company"), on one hand, and Joel Sens ("Sens"), Knox County Minerals LLC ("Knox") and Seawright Holdings Inc. ("Seawright" and collectively with the Sens and Knox, the "Sens Parties"), on the other hand. The Sens Parties and the Company will individually be referred to as the Party and jointly as the Parties.

WHEREAS, Sens has served as the director, secretary and treasurer of the Company since May 4, 2010.

WHEREAS, Sens presently owns 14,650,000 shares of common stock of the Company of which 4.650,000 shares are owned directly by Sens (the "Direct Shares") and 10,000,000 shares of common stock are owned by Seawright Holdings Inc. (the "Indirect Shares").

WHEREAS, Sens has agreed to resign as an executive officer and director of the Company and to return the Direct Shares and Indirect Shares to the Company for cancellation and return to treasury.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Sens Parties as follows:

1. Sens hereby resigns as an executive officer and director as of the date of this Agreement.

2. The Sens Parties agree to return the Direct Shares to the Company for cancellation. Within five (5) days of signing this Agreement, the Sens Parties will deliver the certificate representing the Direct Shares to the Company. The Sens Parties agrees that it will provide any additional information or documentation requested by the Company in order that the Company may take all steps necessary to cancel the Direct Shares.

3. The Sens Parties agree to return the Indirect Shares to the Company for cancellation. Within five (5) days of signing this Agreement, the Sens Parties will deliver the certificate representing the Indirect Shares to the Company. The Sens Parties agrees that it will provide any additional information or documentation requested by the Company in order that the Company may take all steps necessary to cancel the Indirect Shares.

4. The Sens Parties relinquishes any right to any compensation owed to him by the Company.

5. In consideration of returning the Indirect Shares to the Company for cancellation, the Company has agreed to reduce the debt Seawright owes the Company by $25,000.

6. The Parties release and discharge the other Party, including each Parties' officers, directors, affiliates, heirs, executors, successors, administrators, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the other Party, that the releasing Party or its executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the Effective Date of this Agreement. The Parties warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer. To any person or entity all or any portion of the matters released herein. This release shall not apply to the outstanding debt payable by Seawright Holdings, Inc to the Company.

7. The release provisions of this Agreement will apply to the fullest extent of the law, whether in contract, statute, tort (such as negligence).

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8. Each party shall be responsible for their own attorneys' fees and costs.

9. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

10. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

11. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

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12. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

13. The Parties agree that this Agreement is governed by the Laws of the State of Virginia and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Alexandria General District Court. The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

14. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

Next Generation Energy Corp.

By:	/s/ Darryl Reed
Name:	Darryl Reed
Title:	Chief Executive Officer

/s/ Joel Sens
Joel Sens

Knox County Minerals LLC

By:	/s/ Joel Sens
Name:	Joel Sens
Title:	Managing Member

Seawright Holdings Inc.

By:	/s/ Joel Sens
Name:	Joel Sens
Title:	CEO

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